EXHIBIT 99.1

NEWS RELEASE

NCI Building Systems Reports

Fourth Quarter and 2014 Fiscal Year End Results

HOUSTON, December 9, 2014 – NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the fourth quarter and fiscal year ended November 2, 2014.

Fourth Quarter 2014 Financial and Operational Highlights:

•	Net income per diluted common share was $0.19, up from $0.11 in last year’s fourth quarter.
•	Buildings backlog grew 9% year-over-year and consolidated backlog increased 4% to $334 million.
•	Gross profit margin expanded 200 basis points year-over-year.
•	Sales declined 1.9%, compared to the prior year’s fourth quarter, which included an extra week of operations.
•	Adjusted EBITDA increased 20.6% to $36.3 million compared to the prior year’s fourth quarter.
•	Adjusted to a comparable number of days as the prior year’s fourth quarter, revenue grew approximately 6.2% and Adjusted EBITDA grew approximately 33.3%.
•	Entered into a definitive agreement to acquire CENTRIA, an internationally recognized leader in the design, engineering, and manufacturing of architectural insulated metal panel (IMP) wall and roof systems.

Fiscal 2014 Financial and Operational Highlights:

•	Net income per diluted common share was $0.15, up from a net loss of ($0.29) in fiscal 2013. Adjusted net income per diluted common share was $0.16 up from $0.00 in fiscal 2013.
•	Sales rose 4.7% to $1.4 billion from $1.3 billion in the prior year.
•	Gross profit increased 5.7% to $291.8 million from $276.0 million in fiscal 2013.
•	Adjusted EBITDA rose 6.5% to $75.5 million from $71.0 in last fiscal year.

Norman C. Chambers, Chairman, President and Chief Executive, commented, “I’m very pleased to report we finished the fiscal year with increasing profitability in our fourth quarter and our best second half performance since 2008. After a first half plagued by extreme winter weather, supply chain disruptions and a stymied economy we were able to rebound in our second half and deliver a 152% year-over-year improvement in earnings per share for the fiscal year. Despite the choppiness of the nonresidential construction market this year, our initiatives have gained traction and we are beginning to see expanding margins and accelerating profitability. The health of our backlog and pace of bookings provide the momentum to generate meaningful improvements in the first half that will set the stage for a step up in earnings for fiscal 2015.”

Fourth Quarter 2014 Results

For the fourth quarter, sales decreased slightly to $392.4 million, or 1.9%, from $400.2 million in last year’s fourth quarter, due to slightly lower volumes in our Components and Buildings segments. Adjusting for the impact of the extra week in fiscal 2013, sales increased an estimated 6.2% in the fourth quarter of fiscal 2014. On a sequential basis, sales increased 8.5% from $361.6 million in the third quarter.

NCI Building Systems Press Release

Gross profit increased 7.0% to $93.4 million from $87.3 million in the fourth quarter of 2013 while gross profit margin rose to 23.8%, compared to 21.8% in the prior year’s period. The improved performance was driven by the impact of commercial discipline combined with value pricing and improved product mix.

Engineering, selling, general and administrative (ESG&A) expenses decreased 3.5% to $68.4 million from $70.8 million in the fourth quarter of 2013. As a percentage of revenues, ESG&A decreased approximately 30 basis points to 17.4% in the 2014 fourth quarter compared to 17.7% in the prior year’s period and was down from 18.2% in the 2014 third quarter. The decrease in costs from the prior year was due primarily to the inclusion of an extra week of activity in 2013 and higher operating leverage.

Operating income increased to $21.6 million from $16.5 million, or 31%, due to the expansion in gross profit margins.

Cash and cash equivalents at the end of the fourth quarter was $66.7 million compared to $77.4 million in the comparable period in fiscal 2013 and grew sequentially from $27.7 million at the end of the third quarter of fiscal 2014. In addition, the Company’s $150.0 million ABL facility remains undrawn at the end of the fourth quarter.

As noted above, Adjusted EBITDA, a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s credit agreement was $36.3 million, up 20.6% from $30.1 million in the prior year’s fourth quarter and 45.4% higher than the $25.0 million of Adjusted EBITDA in this year’s third quarter. Adjusting for the impact of the extra week in fiscal 2013, Adjusted EBITDA increased an estimated 33.3 % year-over-year in the fourth quarter of fiscal 2014. This growth marks a continuation of the trend from our third quarter, in which Adjusted EBITDA increased 47% year-over-year. Please see the reconciliation of Adjusted EBITDA to net income (loss) in the accompanying financial tables.

The 2014 income tax provision includes a $2.7 million, or $0.03 per diluted common share, benefit for the release of a deferred tax valuation allowance related to our Canadian subsidiary, Robertson Buildings. The valuation allowance was released due to the current profitability and future expectations that the Canadian operations will remain profitable and realize the benefits of the existing net deferred tax assets.

For the fourth quarter of 2014, the Company reported net income of $14.3 million, or $0.19 per diluted common share. Acquisition related costs were offset by the aforementioned favorable tax benefit, resulting in adjusted net income of $13.9 million, or $0.19 per diluted common share. In last year’s fourth quarter, the Company reported net income of $8.3 million, or $0.11 per diluted common share.

Inventory levels increased 8% over the same period of the prior year to $131.5 million due to anticipated higher volume levels associated with the rising backlog. Annualized inventory turnover was 8.7 turns for the fourth quarter compared to 9.2 turns in last year’s fourth quarter and 8.2 turns in the third quarter of fiscal 2014.

Capital expenditures were $18.0 million for fiscal year 2014. The majority of our expenditures were targeted at upgrading and improving facilities and systems.

NCI Building Systems Press Release

Fourth Quarter 2014 Segment Performance

The Coatings group third party sales were $32.4 million, representing year-over-year and sequential quarter increases of 12.3% and 4.0%, respectively. Adjusting for the additional week in fiscal 2013, fourth quarter sales posted an estimated 21.2% increase over the prior year. Total sales, including internal activity, increased $3 million, or 5% compared to last year. Operating income decreased 15.6% to $6.9 million in the fourth quarter of 2014 from $8.2 million in the fourth quarter of the last fiscal year, but increased sequentially from $6.7 million in the 2014 third quarter. The group’s year-over-year decrease was primarily due to a $1.0 million gain on insurance recovery in 2013, lowered intercompany margins on coated heavy gauge material, and lower external margins from weaker product mix as we continue to fill our new Ohio coating facility.

The Components group generated $170.3 million in third-party sales, a 3.0% decrease from $175.6 million in the prior year’s fourth quarter, but a 5.0% increase sequentially from the fiscal third quarter of 2014. Adjusting for the additional week in fiscal 2013, fourth quarter sales increased 4.8% over the fourth quarter of 2013. Operating income decreased to $14.2 million from $16.9 million in the same quarter last fiscal year, but increased sequentially from $10.4 million in the 2014 third quarter. In addition to the impact of lower volume driven by fewer operating days, the segment’s year-over-year decrease in operating income was due to approximately $1.1 million in incremental costs associated with the ramp up of the new architectural panel facility. These incremental costs are expected to decline going forward as a result of the anticipated acquisition of CENTRIA, which has the capabilities in architectural panels that were previously being built internally.

The Buildings group total third party sales declined to $189.7 million, a 3.1% decrease, compared to $195.8 million in last year’s fourth quarter, but rose 12.7% sequentially from $168.3 million in the 2014 third quarter. Adjusting for the extra week in fiscal 2013, fourth quarter sales were up 5.2% over the fourth quarter of 2013. Operating income increased 114.4% to $19.4 million from $9.0 million in the prior year’s fourth quarter, and represented a 69.3% sequential improvement from $11.5 million in the prior quarter. The profitability of the Buildings group was enhanced by improving margins from the combination of commercial discipline, value pricing and improvements in operational efficiency.

Recent Developments

On November 10, 2014, NCI announced the signing of a definitive agreement for the acquisition of CENTRIA, an internationally recognized leader in the design, engineering, and manufacturing of architectural insulated metal panel (IMP) wall and roof systems and a provider of integrated coil coating services for the nonresidential construction industry, for approximately $245 million in cash. CENTRIA’s revenue for the twelve months ended September 30, 2014 was approximately $230 million. The company operates four production facilities in the United States, 36 satellite sales locations and a new manufacturing facility in China.

CENTRIA has established a distinguished position in the high-end architectural insulated metal panel segment and architectural single skin segment by continually providing fresh and exciting new aesthetics in metal architecture that weds sustainable design and thermal efficiency. When combined with CENTRIA’s innovative product offering NCl will be well positioned to fully serve the cold storage, commercial and industrial and architectural market segments with the highest quality insulated metal panel product offerings available.

NCI Building Systems Press Release

For additional information, please see the CENTRIA Acquisition supplement at www.ncibuildingsystems.com under the “Investors” section.

Market Commentary

Leading indicators for nonresidential construction activity continued to trend positive in the fiscal fourth quarter. According to CBRE Econometric Advisors data, robust absorption drove a 20 basis point decline in the national industrial availability rate to 10.5% in the calendar third quarter. Warehouse, the largest component of the industrial property sector, and manufacturing, each registered an availability drop of 20 basis points, which we expect will lead to a healthy pace of new construction starts to meet increasing demand in 2015.

The American Institute of Architects’ (AIA) Architecture Mixed Use Index increased from 54.8 in September 2014 to 56.9 in October 2014. The index has been above 50, which indicates an increase in billings, the last seven months and in growth territory for 22 of the last 26 months. In the first half of our fiscal year, the index was below 50 four of the six months. This dip in the index accurately foreshadowed the slower growth in sales volume we experienced during our fourth quarter in our Components group and validates our confidence in the index as a leading indicator. The index level suggests healthy levels of construction spending in the next nine to twelve months and supports expectations for U.S. nonresidential construction growth to accelerate in 2015. Furthermore, the New Projects Inquiry Index scored 64.8 in September and 62.7 in October, signaling continued positive momentum for near-term architectural billings.

The October 2014 Federal Reserve’s Senior Loan Officer Survey reported continued easing of lending standards for construction and land development loans and commercial real estate loans. Over the past three months, banks experienced modest increased demand for loans to nonresidential investments in commercial and industrial projects.

Summary/Outlook

“Despite a 40% year-over-year decline in Adjusted EBITDA for our first half, and slow second half market growth of just 2.2% in new construction starts for low-rise buildings, as measured in square feet, we achieved meaningful full year financial improvement. Commercial discipline combined with the recent realignment of manufacturing operations are driving top line growth and margin expansion across each of our business units as we continue to deliver high quality products and service. As our strategic initiatives continue to gain traction we expect the level of profitability we achieved in our second half to continue into 2015.

“We are encouraged that our bookings and backlog trends continue to suggest a broadening recovery in our non-residential construction markets. Notably, in November, the first month of fiscal year 2015, our backlog increased 11% year-over-year and bookings showed 27% growth over the same period last year. Although the recent decline in oil prices may create a slight headwind for our brands that operate in the oil and gas segment, historically the segment has accounted for less than 5% of our consolidated annual revenue. The anticipated addition of CENTRIA to the NCI family, as well as our continuing focus on manufacturing excellence and brand execution further strengthens our position to maintain our value pricing and accelerate our improving financial performance into 2015. “ Mr. Chambers concluded.

NCI Building Systems Press Release

For additional information, please see the CFO Commentary at www.ncibuildingsystems.com under the “Investors” section.

Conference Call Information

The NCI Building Systems, Inc. fourth quarter and fiscal year end 2014 conference call is scheduled for Wednesday, December 10, 2014, at 9:00 AM ET. Please dial 1-719-457-2697 or 1-888-503-8175 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncibuildingsystems.com. To access the taped replay, please dial 1-719-457-0820 or 1-888-203-1112 and the passcode 5189329# when prompted. The taped replay will be available two hours after the call through 12:00 PM ET on December 17, 2014.

About NCI Building Systems

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada. For more information visit

www.ncibuildingsystems.com

Contact:

Layne de Alvarez

Vice President, Investor Relations

281-897-7710

NCI Building Systems Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements include, but are not limited to, the Company’s expectation that the combination with CENTRIA will position the Company to better serve particular market segments with insulated metal panel product, the Company’s expectation for the current growth trend for construction spending in the next nine and twelve months and the expectation for U.S. nonresidential construction growth to accelerate in 2015, and the Company’s summary/outlook for the full year of 2015. Among the factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to consummate the acquisition (“Acquisition”) of CENTRIA on a timely basis, or at all; the Company’s ability to integrate CENTRIA with the Company’s business and to realize anticipated benefits of such Acquisition; ability to make strategic acquisitions accretive to earnings; industry cyclicality and seasonality and adverse weather conditions; ability to service or refinance the Company’s existing debt, including significant additional debt to finance the Acquisition, and ability to obtain future financing; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; operational limitations or restrictions in connection with the Company’s debt; recognition of asset impairment charges; fluctuations in customer demand; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; commodity price increases and/or limited availability of raw materials, including steel; competitive activity and pricing pressure; increases in energy prices; challenging economic conditions affecting the non-residential construction industry; volatility in the U.S. economy and abroad generally, and in the credit markets; hazards that may cause personal injury or property damage, thereby subjecting the Company to liabilities and possible losses, which may not be covered by insurance; breaches of the Company’s information system security measures and damage to the Company’s major information management systems; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters; costs related to environmental clean-ups and liabilities; changes in laws or regulations, including the Dodd-Frank Act; the volatility of the Company’s stock price; the dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by our sponsor; and substantial governance and other rights held by our sponsor. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K, particularly under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 3, 2013 and in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 2, 2014, May 4, 2014, August 3, 2014 identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

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NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013

Sales	$392,448	$400,211	$1,370,540	$1,308,395
Cost of sales, excluding gain on insurance recovery	299,011	313,934	1,080,027	1,033,374
Gain on insurance recovery	-	(1,023)	(1,311)	(1,023)
Gross profit	93,437	87,300	291,824	276,044
	23.8%	21.8%	21.3%	21.1%

Engineering, selling, general and administrative expenses	68,350	70,842	261,730	256,856
Strategic development costs	3,512	-	4,998	-
Income from operations	21,575	16,458	25,096	19,188

Interest income	16	30	126	131
Interest expense	(3,067)	(3,364)	(12,455)	(20,988)
Debt extinguishment costs, net	-	-	-	(21,491)
Other income (expense), net	(49)	562	(92)	1,421

Income (loss) before income taxes	18,475	13,686	12,675	(21,739)
Provision (benefit) from income taxes	4,216	5,410	1,490	(8,854)
	22.8%	39.5%	11.8%	40.7%

Net income (loss)	$14,259	$8,276	$11,185	$(12,885)

Income (loss) per common share:
Basic	$0.19	$0.11	$0.15	$(0.29)
Diluted	$0.19	$0.11	$0.15	$(0.29)

Weighted average number of common shares outstanding:
Basic	73,036	73,931	73,079	44,761
Diluted	74,713	74,924	74,709	44,761

Increase in sales	-1.9%		4.7%

Gross profit percentage	23.8%	21.8%	21.3%	21.1%

Engineering, selling, general and administrative expenses percentage	17.4%	17.7%	19.1%	19.6%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 2,	November 3,
	2014	2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$66,651	$77,436
Accounts receivable, net	136,923	135,368
Inventories, net	131,497	122,105
Deferred income taxes	21,447	27,736
Income tax receivable	-	1,112
Prepaid expenses and other	22,773	19,300
Investments in debt and equity securities, at market	5,549	4,892
Assets held for sale	5,690	2,879
Total current assets	390,530	390,828

Property, plant and equipment, net	244,714	260,918
Goodwill	75,226	75,226
Intangible assets, net	44,923	48,975
Deferred financing costs, net	3,290	4,316
Total assets	$758,683	$780,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$2,384	$2,384
Note payable	418	613
Accounts payable	118,164	144,553
Accrued compensation and benefits	50,666	40,954
Accrued interest	1,820	1,844
Other accrued expenses	72,259	61,266
	245,711	251,614

Long-term debt, net	233,003	235,391
Deferred income taxes	20,219	32,185
Other long-term liabilities	13,208	8,315
Total long-term liabilities	266,430	275,891

Common stock	737	748
Additional paid-in capital	630,297	639,297
Accumulated deficit	(371,550)	(382,735)
Accumulated other comprehensive loss	(8,739)	(4,436)
Treasury stock, at cost	(4,203)	(116)
Total stockholders’ equity	246,542	252,758

Total liabilities and stockholders’ equity	$758,683	$780,263

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Twelve Months Ended
	November 2,	November 3,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$11,185	$(12,885)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,876	36,009
Deferred financing cost amortization	1,076	3,266
Share-based compensation expense	10,168	14,900
Loss (gain) on sale of property	123	(3)
Non-cash debt extinguishment costs	-	17,582
Gain on insurance recovery	(1,311)	(1,023)
(Recovery of) Provision for doubtful accounts	(18)	1,679
Benefit from deferred income taxes	(6,785)	(9,612)
Excess tax benefits from share-based compensation arrangements	(538)	(977)
Changes in operating assets and liabilities:
Accounts receivable	(1,537)	(3,572)
Inventories	(9,391)	(16,090)
Income tax receivable	1,599	(724)
Prepaid expenses and other	(4,762)	(697)
Accounts payable	(26,394)	34,559
Accrued expenses	24,210	2,121
Other, net	65	(391)

Net cash provided by operating activities	33,566	64,142

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	14	74
Proceeds from insurance	1,311	1,023
Capital expenditures	(18,020)	(24,426)

Net cash used in investing activities	(16,695)	(23,329)

Cash flows from financing activities:
Proceeds from stock options exercised	-	674
Decrease in restricted cash	-	1,375
Payments on term loan	(2,388)	(10,975)
Payments on note payable	(1,590)	(1,722)
Proceeds from Amended ABL Facility	72,000	57,000
Payments on Amended ABL Facility	(72,000)	(57,000)
Payment of financing costs	(51)	(6,265)
Purchase of treasury stock	(23,798)	(2,462)
Excess tax benefits from share-based compensation arrangements	538	977

Net cash used in financing activities	(27,289)	(18,398)
Effect of exchange rate changes on cash and cash equivalents	(367)	(137)
Net (decrease) increase in cash and cash equivalents	(10,785)	22,278

Cash and cash equivalents at beginning of period	77,436	55,158

Cash and cash equivalents at end of period	66,651	77,436

NCI Building Systems, Inc.

Business Segments

(In thousands)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	November 2, 2014		November 3, 2013		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$69,684	15	$66,525	14	$3,159	4.7%
Metal components	197,264	43	201,019	43	(3,755)	-1.9%
Engineered building systems	194,009	42	201,737	43	(7,728)	-3.8%
Total sales	460,957	100	469,281	100	(8,324)	-1.8%
Less: Intersegment sales	68,509	15	69,070	15	(561)	-0.8%
Total net sales	$392,448	85	$400,211	85	$(7,763)	-1.9%

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$6,929	10	$8,209	12	$(1,280)	-15.6%
Metal components	14,198	7	16,904	8	(2,706)	-16.0%
Engineered building systems	19,397	10	9,045	4	10,352	114.4%
Corporate	(18,949)	-	(17,700)	-	(1,249)	-7.1%
Total operating income (% of sales)	$21,575	5	$16,458	4	$5,117	31.1%

	Fiscal Twelve Months Ended		Fiscal Twelve Months Ended		$	%
	November 2, 2014		November 3, 2013		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$246,582	15	$222,064	14	$24,518	11.0%
Metal components	694,858	43	663,094	43	31,764	4.8%
Engineered building systems	669,843	42	655,767	43	14,076	2.1%
Total sales	1,611,283	100	1,540,925	100	70,358	4.6%
Intersegment sales	240,743	15	232,530	15	8,213	3.5%
Total net sales	$1,370,540	85	$1,308,395	85	$62,145	4.7%

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$23,982	10	$24,027	11	$(45)	-0.2%
Metal components	33,306	5	36,167	5	(2,861)	-7.9%
Engineered building systems	32,525	5	23,405	4	9,120	39.0%
Corporate	(64,717)	-	(64,411)	-	(306)	-0.5%
Total operating income (% of sales)	$25,096	2	$19,188	1	$5,908	30.8%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL THREE MONTHS ENDED NOVEMBER 2, 2014 AND NOVEMBER 3, 2013

(In thousands)

(Unaudited)

	Fiscal Three Months Ended November 2, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$6,929	$14,198	$19,397	$(18,949)	$21,575
Strategic development costs	-	109	-	3,403	3,512
Adjusted operating income (loss) (1)	$6,929	$14,307	$19,397	$(15,546)	$25,087

	Fiscal Three Months Ended November 3, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$8,209	$16,904	$9,045	$(17,700)	$16,458
Gain on insurance recovery	(1,023)	-	-	-	(1,023)
Unreimbursed business interruption costs	500	-	-	-	500
Adjusted operating income (loss) (1)	$7,686	$16,904	$9,045	$(17,700)	$15,935

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL TWELVE MONTHS ENDED NOVEMBER 2, 2014 AND NOVEMBER 3, 2013

(In thousands)

(Unaudited)

	Fiscal Twelve Months Ended November 2, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$23,982	$33,306	$32,525	$(64,717)	$25,096
Gain on insurance recovery	(1,311)	-	-	-	(1,311)
Secondary offering costs	-	-	-	754	754
Strategic development costs	-	109	-	4,889	4,998
Adjusted operating income (loss) (1)	$22,671	$33,415	$32,525	$(59,074)	$29,537

	Fiscal Twelve Months Ended November 3, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$24,027	$36,167	$23,405	$(64,411)	$19,188
Gain on insurance recovery	(1,023)	-	-	-	(1,023)
Unreimbursed business interruption costs	500	-	-	-	500
Adjusted operating income (loss) (1)	$23,504	$36,167	$23,405	$(64,411)	$18,665

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(In thousands)

(Unaudited)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	February 2,	May 4,	August 3,	November 2,	November 2,
	2014	2014	2014	2014	2014
Net income (loss)	$(4,258)	$(4,905)	$6,089	$14,259	$11,185
Add:
Depreciation and amortization	8,767	8,941	8,994	9,220	35,922
Consolidated interest expense, net	3,100	3,035	3,142	3,053	12,330
Provision (benefit) for income taxes	(2,506)	(3,057)	2,837	4,215	1,489
Gain on insurance recovery	(987)	(324)	-	-	(1,311)
Secondary offering costs	704	50	-	-	754
Strategic development costs			1,486	3,512	4,998
Non-cash charges:
Share-based compensation	3,179	2,563	2,404	2,022	10,168

Adjusted EBITDA (1)	$7,999	$6,303	$24,952	$36,281	$75,535

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	January 27,	April 28,	July 28,	November 3,	November 3,
	2013	2013	2013	2013	2013
Net income (loss)	$(3,627)	$(5,342)	$(12,192)	$8,276	$(12,885)
Add:
Depreciation and amortization	9,122	8,809	9,066	9,012	36,009
Consolidated interest expense, net	6,244	6,149	5,130	3,334	20,857
Provision (benefit) for income taxes	(1,825)	(2,506)	(9,933)	5,410	(8,854)
Debt extinguishment costs, net	-	-	21,491	-	21,491
Gain on insurance recovery	-	-	-	(1,023)	(1,023)
Unreimbursed business interruption costs	-	-	-	500	500
Non-cash charges:
Share-based compensation	3,442	3,445	3,448	4,565	14,900
Embedded derivative	(5)	(4)	(50)	-	(59)

Adjusted EBITDA (1)	$13,351	$10,551	$16,960	$30,074	$70,936

(1)	The Company’s Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
Net income (loss) per diluted common share, GAAP basis	$0.19	$0.11	$0.15	$(0.29)
Debt extinguishment costs, net of taxes	-	-	-	0.30
Gain on insurance recovery, net of taxes	-	(0.01)	(0.01)	(0.01)
Secondary offering costs, net of taxes	-	-	0.00	-
Foreign exchange loss, net of taxes	0.00	-	0.01	-
Strategic development costs, net of taxes	0.03	-	0.04	-
Reversal of Canadian deferred tax valuation allowance	(0.03)	-	(0.03)	-
Adjusted net income per diluted common share (1)	$0.19	$0.10	$0.16	$0.00

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
Net income (loss) applicable to common shares, GAAP basis	$14,259	$8,276	$11,185	$(12,885)
Debt extinguishment costs, net of taxes	-	-	-	13,238
Gain on insurance recovery, net of taxes	-	(322)	(808)	(322)
Secondary offering costs, net of taxes	-	-	464	-
Foreign exchange loss, net of taxes	178	-	676	-
Strategic development costs, net of taxes	2,163	-	3,079	-
Reversal of Canadian deferred tax valuation allowance	(2,718)	-	(2,718)	-
Adjusted net income applicable to common shares (1)	$13,882	$7,954	$11,878	$31

(1)	The Company discloses a tabular comparison of Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares should not be considered in isolation or as a substitute for net loss per diluted common share and net loss applicable to common shares as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

 Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(In thousands)

(Unaudited)

	Fiscal		Fiscal			%
	4th Qtr 2014		4th Qtr 2013		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$69,684	15%	$66,525	14%	3,159	5%
Less: Intersegment sales	37,312		37,691		(379)	-1%
Third Party Sales	$32,372	8%	$28,834	7%	3,538	12%

Operating Income	$6,929	21%	$8,209	28%	(1,280)	-16%
	-		-
Metal Components
Total Sales	$197,264	43%	$201,019	43%	(3,755)	-2%
Less: Intersegment sales	26,931		25,397		1,534	6%
Third Party Sales	$170,333	44%	$175,622	44%	(5,289)	-3%

Operating Income	$14,198	8%	$16,904	10%	(2,706)	-16%
	-		-
Engineered Building Systems
Total Sales	$194,009	42%	$201,737	43%	(7,728)	-4%
Less: Intersegment sales	4,266		5,982		(1,716)	-29%
Third Party Sales	$189,743	48%	$195,755	49%	(6,012)	-3%

Operating Income	$19,397	10%	$9,045	5%	10,352	114%
	-
Consolidated
Total Sales	$460,957	100%	$469,281	100%	(8,324)	-2%
Less: Intersegment	68,509		69,070		(561)	-1%
Third Party Sales	$392,448	100%	$400,211	100%	(7,763)	-2%

Operating Income	$21,575	5%	$16,458	4%	5,117	31%

	Fiscal YTD		Fiscal YTD			%
	4th Qtr 2014		4th Qtr 2013		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$246,582	15%	$222,064	14%	24,518	11%
Less: Intersegment sales	132,980		129,094		3,886	3%
Third Party Sales	$113,602	8%	$92,970	7%	20,632	22%

Operating Income	$23,982	21%	$24,027	26%	(45)	0%
	-		-
Metal Components
Total Sales	$694,858	43%	$663,094	43%	31,764	5%
Less: Intersegment sales	87,264		81,322		5,942	7%
Third Party Sales	$607,594	44%	$581,772	45%	25,822	4%

Operating Income	$33,306	5%	$36,167	6%	(2,861)	-8%
	-		-
Engineered Building Systems
Total Sales	$669,843	42%	$655,767	43%	14,076	2%
Less: Intersegment sales	20,499		22,114		(1,615)	-7%
Third Party Sales	$649,344	48%	$633,653	48%	15,691	2%

Operating Income	$32,525	5%	$23,405	4%	9,120	39%
	-		-
Consolidated
Total Sales	$1,611,283	100%	$1,540,925	100%	70,358	5%
Less: Intersegment sales	240,743		232,530		8,213	4%
Third Party Sales	$1,370,540	100%	$1,308,395	100%	62,145	5%

Operating Income	$25,096	2%	$19,188	1%	5,908	31%